EXHIBIT 5.1 LEGAL OPINION

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October 16, 2009

New Air, Inc.
116 Court Street
New Haven, Connecticut o6880

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to New Air, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-1 of 1,242,077 shares of the Company's common stock, par value $0.01 which are issued to certain selling security holders (the "Shares").   In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance of the Shares, the Company's Articles of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, in accordance with Maryland law including the statutory provisions, and reported judicial decisions interpreting those laws, it is our opinion that the Shares now issued are legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption Legal Matters in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

SEC ATTORNEYS, LLC

/s/ Jerry Gruenbaum
Jerry Gruenbaum. Esquire

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